Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the use in this Form 10-K of our report dated March 4, 2005, relating to the financial statement of Calcasieu & Oil Co., Inc.

Lake Charles, Louisiana March 4, 2005.

Members American Institute of Certified Public Accountants • Society of Louisiana Certified Public Accountants